Exhibit 10.1

VITAL ENERGY, INC.

$800,000,000 7.875% Senior Notes due 2032

PURCHASE AGREEMENT

March 14, 2024

BofA Securities, Inc.
As Representative of the several Initial Purchasers
named in Schedule A attached hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Introductory. Vital Energy, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers (collectively, the “Initial Purchasers”) named in Schedule A attached to this purchase agreement (this “Agreement”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $800,000,000 aggregate principal amount of the Company’s 7.875% Senior Notes due 2032 (the “Notes”). BofA Securities, Inc. has agreed to act as the representative of the Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes. The Company’s obligations under the Notes and the Indenture (as defined below) will be unconditionally guaranteed by (i) Vital Midstream Services, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (the “Initial Guarantor”), and (ii) any subsidiary of the Company formed or acquired after the Closing Date (as defined below) that executes a supplemental indenture in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Company and the Initial Guarantor are collectively referred to herein as the “Vital Parties.” The Notes and the Guarantees related thereto are herein collectively referred to as the “Securities.”

The Securities will have terms and provisions that are summarized in the Pricing Disclosure Package (as defined below) as of the Time of Sale (as defined below) and the Final Offering Memorandum (as defined below) dated as of the date hereof. The Notes will be issued pursuant to an indenture, to be dated as of the Closing Date (the “Indenture”), among the Company, as the issuer of the Notes, the Initial Guarantor, as the guarantor of the Notes, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). This Agreement, the Securities and the Indenture are each referred to herein individually as a “Debt Document” and collectively as the “Debt Documents.”

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions provided by Section 4(a)(2) therefrom solely to (i) persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“Rule 144A”) and (ii) in compliance with Regulation S under the Securities Act (“Regulation S”) (collectively, the “Exempt Resales”). Those persons specified in clauses (i) and (ii) of this paragraph are referred to in this Agreement as “Eligible Purchasers.”

Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A or Regulation S).

The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum, dated March 14, 2024 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Term Sheet, dated March 14, 2024, substantially in the form of Annex B (the “Pricing Term Sheet”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Term Sheet are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

Each of the Vital Parties hereby confirms its agreement with the Initial Purchasers as follows:

Section 1.      Representations and Warranties. Each of the Vital Parties, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof:

(a)            No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the applicable procedures set forth in Section 4 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement, the Pricing Disclosure Package or the Final Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b)            No Integration of Offerings or General Solicitation. None of the Vital Parties, their affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Vital Parties make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Vital Parties, their Affiliates, or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Vital Parties make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Vital Parties, their Affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom the Vital Parties make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Vital Parties and their Affiliates and any person acting on their behalf (other than the Initial Purchasers, as to whom the Vital Parties make no representation or warranty) have complied and will comply with the offering restrictions set forth in Regulation S.

(c)            Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d)            The Pricing Disclosure Package and Offering Memorandum. The Pricing Disclosure Package, as of the Time of Sale, did not, and the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A. The Vital Parties have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(e)            Company Additional Written Communications. None of the Vital Parties nor any of their agents and representatives has prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a) herein. Each such communication by the Vital Parties or their agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and will not at the Closing Date, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in any Company Additional Written Communication.

(f)            Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Pricing Disclosure Package and Final Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and, when taken together with the Final Offering Memorandum (as amended and/or supplemented in accordance with Section 3(a), as applicable), at the Closing Date will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)            Financial Statements. The historical financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum and, to the knowledge of the Vital Parties, the historical financial statements (including the related notes thereto) of any other entities or businesses included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries and any such entities or businesses as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum present fairly in all material respects the information required to be stated therein. All disclosures contained in the Pricing Disclosure Package and the Final Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act. All other financial information included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The pro forma financial information and the related notes thereto included or incorporated by reference in each of the Pricing Disclosure Package and the Final Offering Memorandum has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(h)            Organization and Good Standing. The Vital Parties (i) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, (ii) are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and (iii) have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except in the case of (ii) and (iii) above, where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Vital Parties and their respective subsidiaries taken as a whole or on the performance by the Vital Parties of their respective obligations under the Debt Documents (a “Material Adverse Effect”). The Company does not own, directly or indirectly, any equity or long-term debt securities of any corporation, association or other entity that constitutes a “Significant Subsidiary” as defined by Regulation S-X Rule 1-02(w), other than the subsidiaries and other entities listed in Schedule B to this Agreement.

(i)            Due Authorization. Each of the Vital Parties has full right, power and authority to execute and deliver this Agreement and the Indenture and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement, the Securities and the Indenture and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(j)            Purchase Agreement. This Agreement has been duly authorized, executed and delivered by each of the Vital Parties.

(k)            Authorization of the Notes. The Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers as part of the Securities pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(l)            Authorization of the Guarantees. The Guarantees have been duly and validly authorized by the Guarantors for issuance and sale to the Initial Purchasers as part of the Securities pursuant to this Agreement and, when the Notes are duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, the Guarantees will have been validly issued and delivered and will constitute valid and legally binding obligations of the Guarantors entitled to the benefits of the Indenture and enforceable against each of the Guarantors in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(m)            Authorization of the Indenture. As of the Closing Date, the Indenture will (i) be duly and validly authorized, executed and delivered by the Vital Parties and (ii) assuming due authorization, execution and delivery by the Trustee, constitute a valid and legally binding agreement of each of the Vital Parties, enforceable against each of the Vital Parties in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(n)            Description of the Debt Documents. Each of the Debt Documents that is described in the Pricing Disclosure Package and the Final Offering Memorandum conforms or will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum.

(o)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum, (i) there has not been any change in the capital stock of the Company (other than (y) the issuance of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Pricing Disclosure Package and the Final Offering Memorandum and (z) the issuance of shares of Common Stock and shares of 2.0% Cumulative Mandatorily Convertible Series A Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”), in connection with the acquisition of additional working interests in producing assets from PEP Henry Production Partners LP, PEP HPP Jubilee SPV LP, PEP PEOF Dropkick SPV, LLC, PEP HPP Dropkick SPV LP and HPP Acorn SPV LP), short-term debt or long-term debt of the Vital Parties and their respective subsidiaries (other than immaterial changes), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Vital Parties and their respective subsidiaries taken as a whole; (ii) none of the Vital Parties or any of their respective subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Vital Parties and their respective subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Vital Parties and their respective subsidiaries taken as a whole; and (iii) none of the Vital Parties and their respective subsidiaries has sustained any loss or interference with its business that is material to the Vital Parties and their respective subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Pricing Disclosure Package and the Final Offering Memorandum.

(p)            No Violation or Default. None the Vital Parties is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Vital Parties is a party or by which any of the Vital Parties is bound or to which any of the property or assets of any of the Vital Parties is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q)            No Conflicts. The execution, delivery and performance by the Vital Parties, as applicable, of each of the Debt Documents to which each such Vital Party is a party thereto and the consummation of the transactions contemplated by the Debt Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Vital Parties and their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Vital Parties or their respective subsidiaries is a party or by which any of the Vital Parties or their respective subsidiaries is bound or to which any of the property or assets of any of the Vital Parties and their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any of the Vital Parties or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that has been consented to or waived in writing prior to the date hereof or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r)            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority (each, a “Consent”) is required in connection with (i) the offering, issuance and sale by the Vital Parties of the Securities, (ii) the execution, delivery and performance by the Vital Parties of the Debt Documents, (iii) the consummation of the transactions contemplated by the Debt Documents, or (iv) the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Preliminary Offering Memorandum and the Final Offering Memorandum, except for such Consents (A) required under the Securities Act, the Exchange Act, and state securities or Blue Sky laws in connection with the purchase and sale of the Securities by the Initial Purchasers, (B) that have been, or prior to the Closing Date, will be, obtained or (C)  that, if not obtained, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s)            Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any of the Vital Parties or their respective subsidiaries is a party or to which any property of any of the Vital Parties or their respective subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Vital Parties and their respective subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Vital Parties, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in a registration statement on Form S-1 that are not so described in the Pricing Disclosure Package and the Final Offering Memorandum and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be described or incorporated by reference in a registration statement on Form S-1 that are not so described or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum.

(t)            Solvency. On and immediately after the Closing Date, each of the Company and the Guarantors (after giving effect to the issuance of the Securities (and the Guarantees) and the other transactions related thereto as described in each of the Pricing Disclosure Package and the Final Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such entity is not less than the total amount required to pay the liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities (and the Guarantees) as contemplated by this Agreement, the Pricing Disclosure Package and the Final Offering Memorandum, such entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(u)            Independent Accountants. Each of (i) Grant Thornton LLP, who has certified certain financial statements of the Company and its subsidiaries and (ii) Ernst & Young, LLP, who has certified certain financial statements of the Company and its subsidiaries and certain financial statements of Tall City Exploration III LLC (“Tall City”) and its subsidiaries is an independent registered public accounting firm with respect to such entities within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act, and, to the knowledge of the Company, each of (y) Weaver and Tidwell, L.L.P., who has certified certain financial statements of Driftwood Energy Partners, LLC (“Driftwood”) and its subsidiaries, certain financial statements of Forge Energy II Delaware, LLC (“Forge”) and its subsidiaries, certain financial statements of Henry Energy LP (“Henry”) and its subsidiaries, and (z) Moss Adams LLP, who has certified certain financial statements of Maple Energy Holdings, LLC (“Maple”), is an independent registered public accounting firm with respect to such entities within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants.

(v)            Independent Reserve Engineers. Ryder Scott Company, L.P. (“Ryder Scott”), who has prepared the reserve reports and estimates of the Company and its subsidiaries disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, has represented to the Company that they are, and the Company believes them to be, independent reserve engineers with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and as required by the Securities Act for the periods set forth in the Pricing Disclosure Package and the Final Offering Memorandum.

(w)            Information Underlying Reserve Reports. The oil and natural gas proved reserve estimates for the Company and its subsidiaries contained in the Pricing Disclosure Package and the Final Offering Memorandum are derived from reports that have been prepared by Ryder Scott, and such estimates fairly reflect, in all material respects, the oil and natural gas proved reserves attributable to the Company and its subsidiaries at the dates indicated therein and are prepared in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved. Except with respect to the Company’s proved undeveloped reserves as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, nothing has come to the attention of any of the Vital Parties which would cause the Company to revise downward by any material amount the oil and natural gas proved reserve estimates of the Company and its subsidiaries contained in the Pricing Disclosure Package and the Final Offering Memorandum.

(x)            Title to Real and Personal Property. The Vital Parties and their respective subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Vital Parties and their respective subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Vital Parties and their respective subsidiaries, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) exist pursuant to or that secure the obligations under that certain Fifth Amended and Restated Credit Agreement, dated as of May 2, 2017, among the Company, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the other financial institutions signatory thereto (as amended, the “Credit Agreement”).

(y)            Title to Oil and Gas Properties. Each of the Vital Parties and their respective subsidiaries has good and defensible title to all of its oil and gas properties in each case free and clear of all liens, encumbrances and defects, except (i) such as are described in the Pricing Disclosure Package and the Final Offering Memorandum, (ii) such as are permitted under the Credit Agreement, or (iii) such as do not materially affect the value of the properties and do not materially interfere with the use of the properties of the Vital Parties and their respective subsidiaries taken as a whole; and all of the leases and subleases under which any of the Vital Parties or their respective subsidiaries holds or uses their properties described in the Pricing Disclosure Package and the Final Offering Memorandum are in full force and effect, with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and none of the Vital Parties or their respective subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Vital Parties and their respective subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of any of the Vital Parties and their respective subsidiaries thereof to the continued possession or use of the leased or subleased premises, except for such claims that, if successfully asserted, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided, however, that the enforceability of such leases and subleases, as the case may be, may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(z)            Rights-of-Way. The Vital Parties and their respective subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable the Vital Parties and their respective subsidiaries to conduct their respective businesses in the manner described in the Pricing Disclosure Package and the Final Offering Memorandum, except for such rights-of-way the failure of which to obtain would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The rights-of-way owned by the Vital Parties and their respective subsidiaries are subject only to such qualifications, reservations and encumbrances as may be set forth in the Pricing Disclosure Package and the Final Offering Memorandum or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa)      Title to Intellectual Property. The Vital Parties and their respective subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted and as disclosed in each of the Pricing Disclosure Package and the Final Offering Memorandum, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Vital Parties and their respective subsidiaries have not received any notice of infringement of or conflict with the asserted rights of others with respect to any of the foregoing, which if the subject of an unfavorable decision or ruling, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(bb)      No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the Vital Parties, on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the Vital Parties, on the other, that is required by the Securities Act to be described in a registration statement on Form S-1 that is not so described in the Pricing Disclosure Package and the Final Offering Memorandum.

(cc)      Investment Company Act. None of the Vital Parties is, and, after giving effect to the offering and sale of the Securities as described in the Pricing Disclosure Package and the Final Offering Memorandum and the application of the net proceeds thereof as contemplated under the caption “Use of Proceeds” in each of the Pricing Disclosure Package and the Final Offering Memorandum, none of the Vital Parties will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(dd)      Taxes. The Vital Parties and their respective subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no material tax deficiency that has been, or would reasonably be expected to be, asserted against any of the Vital Parties or their respective subsidiaries or any of their respective properties or assets.

(ee)      Licenses and Permits. The Vital Parties and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Disclosure Package and the Final Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Vital Parties or their respective subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization.

(ff)      No Labor Disputes. No labor disturbance by or dispute with employees of any of the Vital Parties or their respective subsidiaries exists or, to the knowledge of the Vital Parties, is contemplated or threatened, and none of the Vital Parties are aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their respective principal suppliers, contractors or customers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)      Compliance with and Liability under Environmental Laws. (i) The Vital Parties and their respective subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, (ii) there are no costs or liabilities associated with Environmental Laws of or relating to any of the Vital Parties or their respective subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses, certificates or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) there are no proceedings that are pending, or that are known to be contemplated, against any of the Vital Parties or their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (iv) the Vital Parties are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect, and (v) none of the Vital Parties anticipates material capital expenditures relating to any Environmental Laws.

(hh)      Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by any of the Vital Parties or their respective subsidiaries (or, to the knowledge of the Vital Parties, any other entity (including any predecessor) for whose acts or omissions any of the Vital Parties is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by any of the Vital Parties or their respective subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials and brine, which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(ii)            Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that has not resulted in or could not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, that has resulted in or could reasonably be expected to result in material liability to the Vital Parties or their respective subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan that is required to be funded by applicable law exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Vital Parties; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA).

(jj)       Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act) that has been designed to ensure that information required to be disclosed by the Company in reports that the Company files or submits under the Exchange Act, as applicable, is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to management of the Company as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(kk)      Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; provided that no such representation is made with respect to the acquisitions of (i) oil and natural gas properties on October 31, 2023, November 6, and December 21, 2023 and (ii) a business on November 5, 2023 (collectively, the “Excluded Acquisitions”), which were excluded from management’s assessment and conclusion of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023. This exclusion for acquired businesses is permitted by the Commission but not beyond one year from the date of acquisition. Other than with respect to the Excluded Acquisitions, the Company maintains policies and procedures that provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language incorporated by reference into the Pricing Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s collective ability to record, process, summarize and report financial information; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ll)        eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language incorporated by reference into the Pricing Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(mm)      Insurance. The Vital Parties and their respective subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated; and none of the Vital Parties or their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(nn)      No Unlawful Payments. None of the Vital Parties and their respective subsidiaries nor, to the knowledge of the Vital Parties, any director, officer or employee of the Company or any of its subsidiaries, or any agent, affiliate, employee or other person associated with or acting on behalf of the Vital Parties has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Vital Parties and their respective subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(oo)         Compliance with Money Laundering Laws. The operations of the Vital Parties and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Vital Parties or their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Vital Parties, threatened.

(pp)      No Conflicts with Sanctions Law. None of the Vital Parties and their respective subsidiaries nor, to the knowledge of the Vital Parties, any director, officer or employee of any of the Vital Parties or their respective subsidiaries nor, to the knowledge of the Vital Parties, any agent, affiliate or other person associated with or acting on behalf of any of the Vital Parties or their respective subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore or other relevant sanctions authority (collectively, “Sanctions”), nor is any Vital Party or their respective subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, Venezuela, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea region and the non-government controlled regions of the Zaporizhia and Kherson regions of Ukraine (each, a “Sanctioned Country”); and none of the Vital Parties and their respective subsidiaries will, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (it being understood that we make no representations as to any ultimate use of proceeds that may be made by holders of the tendered notes and/or lenders under our senior secured credit facility (as further described under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Final Offering Memorandum), except to the extent of our actual knowledge thereof), (i) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person or entity (including any person or entity participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not to their knowledge engaged in, and are not now knowingly engaged in and will not knowingly engage in, any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with or in any Sanctioned Country.

(qq)      No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for such prohibitions as exist pursuant to the Credit Agreement or any indenture that is incorporated by reference into the Pricing Disclosure Package and the Final Offering Memorandum or as are otherwise disclosed in the Pricing Disclosure Package and the Final Offering Memorandum.

(rr)      No Broker’s Fees. None of the Vital Parties is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of the Vital Parties or the Initial Purchasers for a brokerage commission, finder’s fee or like payment to any person other than the Initial Purchasers and their respective affiliates in connection with the offering and sale of the Securities.

(ss)      No Stabilization. The Vital Parties have not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(tt)      Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Pricing Disclosure Package or the Final Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu)      Statistical and Market Data. Nothing has come to the attention of the Vital Parties that has caused any of the Vital Parties to believe that the statistical and market-related data included in the Pricing Disclosure Package and the Final Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(vv)      Sarbanes-Oxley Act. To the extent applicable to the Vital Parties on the date hereof, there is and has been no failure on the part of the Vital Parties or their respective subsidiaries or, to the knowledge of the Vital Parties, any of the directors or officers of the Vital Parties or their respective subsidiaries, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ww)      Cybersecurity. (a) (i) To the knowledge of the Vital Parties, there has been no material security breach or incident, or other compromise of or relating to any of the Vital Parties’ or their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and data-bases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (ii) the Vital Parties and their respective subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (b) the Vital Parties and their respective subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as, in the case of this clause (b), would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and (c) the Vital Parties and their respective subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

(xx)          Regulations T, U, X. None of the Company or any of its subsidiaries or any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

Any certificate signed by an officer of the Vital Parties and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Vital Parties to each Initial Purchaser as to the matters set forth herein.

Section 2.      Purchase, Sale and Delivery of the Securities.

(a)               The Securities. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Vital Parties agree to sell and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Vital Parties, the principal amount of the Notes set forth opposite that Initial Purchaser’s name in Schedule A hereto at a price equal to 98.5% of the principal amount thereof, plus accrued and unpaid interest, if any, from March 28, 2024 to the Closing Date, payable on the Closing Date.

(b)               The Closing Date. Payment for the Securities shall be made by wire transfer in immediately available funds to the accounts specified by the Vital Parties (or their representatives) to the Representative, at the offices of Vinson & Elkins L.L.P., 845 Texas Avenue, Suite 4700, Houston, Texas 77002 at 10:00 A.M., New York City time, on March 28, 2024, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Vital Parties may agree upon in writing. The time and date of such payment for the Securities is referred to herein as the “Closing Date.”

(c)            Delivery of the Securities. Delivery of the Securities shall be made to the Representative for the account of each Initial Purchaser against payment by the several Initial Purchasers through the Representative of the respective aggregate purchase price of the Securities being sold by the Vital Parties to or upon order of the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Initial Purchaser hereunder. The Vital Parties shall deliver the Securities through the facilities of The Depository Trust Company (“DTC”).

(d)            Representations of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants that it intends to offer the Securities for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Vital Parties, that such Initial Purchaser: (i) is a “qualified institutional buyer” as defined in Rule 144A; (ii) in connection with the Exempt Resales, will sell the Securities only to Eligible Purchasers; and (iii) will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, in connection with the offering of the Securities.

Section 3.      Further Agreements of the Vital Parties. Each of the Vital Parties further covenants and agrees, jointly and severally, with each Initial Purchaser as follows:

(a)            Pricing Term Sheet. The Vital Parties will prepare the Pricing Term Sheet containing a description of the Securities, substantially in the form of Annex B hereto, and approved by the Representative.

(b)            Delivery of Copies. The Vital Parties will deliver to the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum (including all amendments and supplements thereto and documents incorporated by reference therein and each Company Additional Written Communication) as the Initial Purchasers may reasonably request, and hereby consents to the Initial Purchasers’ use of the Pricing Disclosure Package and the Final Offering Memorandum in connection with the offer and sale of the Notes by the Initial Purchasers.

(c)            Preparation of Final Offering Memorandum; Representative’s Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Term Sheet, and hereby consents to the use of such Final Offering Memorandum by the Initial Purchasers in connection with the offer and sale of the Notes by the Initial Purchasers. Except as provided in this Section 3(c), the Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Term Sheet. The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless each Initial Purchaser shall previously have been furnished a copy of the proposed amendment or supplement at least two business days, or if impractical, a reasonable period of time prior to the proposed use or filing, and shall not have objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to each Initial Purchaser a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which any Initial Purchaser reasonably objects.

(d)            Ongoing Compliance. (1) If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package or the Final Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package or the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum to comply with law, the Vital Parties will promptly (but within two days) notify the Representative thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package (including any information to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a Subsequent Purchaser (including such information to be incorporated by reference therein), be misleading or so that the Pricing Disclosure Package will comply with law, and (2) prior to the completion of the placement of the Notes by the Initial Purchasers with the Subsequent Purchasers (i) any event shall occur or condition shall exist as a result of which the Final Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading or (ii) it is necessary to amend or supplement the Final Offering Memorandum to comply with law, the Vital Parties will immediately notify the Representative thereof and forthwith prepare and, subject to paragraph (b) above, file with the Commission and furnish to the Representative and to such dealers as the Representative may designate such amendments or supplements to the Final Offering Memorandum as may be necessary so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Notes to the Subsequent Purchasers, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with law.

The Vital Parties hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3.

(e)            Blue Sky Compliance. The Vital Parties will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Vital Parties shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will advise the Representative promptly of the suspension of the qualification of the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, each of the Vital Parties shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f)            No Stabilization. The Vital Parties will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(g)           Reports. For a period of two years from the date of this Agreement, so long as the Securities are outstanding, the Vital Parties will furnish to the Initial Purchasers, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Vital Parties will be deemed to have furnished such reports and financial statements to the Initial Purchasers to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(h)          Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(i)            DTC. The Vital Parties agree to comply with all terms and conditions of all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.

(j)            Lock-Up. Until 30 days following the date of the Final Offering Memorandum, the Vital Parties will not, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of any debt securities (other than the Notes and bank borrowings) in the same market as the Notes.

(k)            No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company or its Affiliates of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(l)            No General Solicitation or Directed Selling Efforts. The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(m)          No Restricted Resales. The Company and its affiliates will not, for a period of one year commencing on the Closing Date, resell any of the Notes that have been reacquired by any of them, except for Notes purchased by the Company or any of its Affiliates and resold in a transaction registered under the Securities Act.

(n)            Legended Notes. Each certificate for a Note will bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

The Representative, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Vital Parties of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.      Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Vital Parties, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a)            Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to Eligible Purchasers.

(b)            No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c)            Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Company shall ensure that the Notes (and all securities issued in exchange therefor or in substitution thereof), shall bear the following legend:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (OTHER THAN PURSUANT TO RULE 144), SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.”

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company or any of its affiliates for any losses, damages or liabilities suffered or incurred by the Company or any of its affiliates, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

Section 5.          Payment of Expenses.

(a)           Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, each of the Vital Parties jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the sale, preparation and delivery of the Securities and any transfer, recording or other similar taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, the Pricing Term Sheet and the Final Offering Memorandum (including all amendments and supplements thereto) and the distribution thereof (including any form of electronic distribution); (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification of the Securities under the state or foreign securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Initial Purchasers); (v) the costs of the production and distribution of this Agreement, the Indenture, any supplemental agreement among the Initial Purchasers and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (vi) the costs and charges of any transfer agent and any registrar; (vii) any fees required to be paid to rating agencies in connection with the rating of the Notes; (viii) the fees, costs and expenses of the Trustee, any agent of the Trustee and any paying agent (including reasonable and documented related fees and expenses of a counsel to such parties); (ix) all expenses and application fees incurred in connection with any filing, if any, with FINRA, including reasonable and documented fees and expenses of counsel for the Initial Purchasers in an amount not to exceed $15,000; and (x) all costs and expenses of the officers and employees of the Vital Parties and any other expenses of the Vital Parties relating to any investor or “road show” presentations in connection with the offering and sale of the Securities, including, without limitation, any travel expenses of the officers and employees of the Vital Parties and any other expenses of the Vital Parties.

(b)           If (i) this Agreement is terminated pursuant to Section 8(ii) or (ii) the Vital Parties for any reason fail to tender the Securities for delivery to the Initial Purchasers, the Vital Parties agree jointly and severally to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of its counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby; provided, however, in the case of a defaulting Initial Purchaser pursuant to Section 16, the Vital Parties shall not be obligated to reimburse such defaulting Initial Purchaser.

Section 6.          Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the timely performance by the Vital Parties of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a)           Representations and Warranties. The representations and warranties of the Vital Parties contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Vital Parties and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)           No Downgrade. If there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(c)           No Material Adverse Change. No event or condition of a type described in Section 1(o) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Final Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Final Offering Memorandum.

(d)           Officers’ Certificates. The Initial Purchasers shall have received on and as of the Closing Date a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Vital Parties who is reasonably satisfactory to the Initial Purchasers (A) confirming that such officers have carefully reviewed the Pricing Disclosure Package and the Final Offering Memorandum and, to the knowledge of such officers, the representations of the Vital Parties set forth in Sections 1(d) and 1(e) hereof are true and correct, (B) confirming that the other representations and warranties of the Vital Parties in this Agreement are true and correct and that the Vital Parties have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (C) to the effect set forth in paragraphs (b) and (c) above.

(e)           Auditor Comfort Letters. On the date of this Agreement and on the Closing Date, each of Grant Thornton LLP, Ernst & Young, LLP, Weaver and Tidwell, L.L.P. and Moss Adams LLP shall have furnished to the Initial Purchasers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representative, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum; provided, that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)            Reserve Engineer Confirmation Letters. On the date of this Agreement and on the Closing Date, Ryder Scott shall have furnished to the Initial Purchasers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representative, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in reserve engineers’ “confirmation letters” to initial purchasers with respect to the reserve reports, estimates of proved reserves and other reserve information contained or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum.

(g)           Opinion and 10b-5 Statement of Counsel for the Company. On the Closing Date, Vinson & Elkins L.L.P., counsel for the Company, shall have furnished to the Initial Purchasers, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex A-1 hereto.

(h)           Opinion of General Counsel for the Company. On the Closing Date, Mark D. Denny, General Counsel of the Company, shall have furnished to the Initial Purchasers, a written opinion, dated the Closing Date, and addressed to the Representative, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex A-2 hereto.

(i)            Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Initial Purchasers shall have received on and as of the Closing Date an opinion and 10b-5 statement of Baker Botts L.L.P., counsel for the Initial Purchasers, with respect to such matters as the Initial Purchasers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)            No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the Securities.

(k)           Good Standing. The Initial Purchasers shall have received on and as of the Closing Date reasonably satisfactory evidence of the good standing of the Vital Parties in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Initial Purchasers may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)            Additional Documents. On or prior to the Closing Date the Vital Parties shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

(m)          DTC. The Securities shall be eligible for clearance and settlement through the facilities of DTC.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 5 and 7 hereof shall at all times be effective and shall survive such termination.

Section 7.          Indemnification and Contribution.

(a)           Indemnification of the Initial Purchasers by the Vital Parties. The Vital Parties each agree jointly and severally to indemnify and hold harmless each Initial Purchaser, the affiliates, directors and officers and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Term Sheet, any Company Additional Written Communication, the Final Offering Memorandum or any other information used by or on behalf of the Company in connection with the offer or sale of the Notes (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by the Initial Purchasers through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Initial Purchasers consists of the information described as such in subsection (b) below.

(b)               Indemnification of the Vital Parties. Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Vital Parties, their respective directors, officers and each person, if any, who controls the Vital Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Initial Purchasers furnished to the Company in writing by any Initial Purchasers through the Representative expressly for use in any Pricing Disclosure Package or Final Offering Memorandum (including any Pricing Disclosure Package or Final Offering Memorandum that has subsequently been amended), it being understood and agreed upon that the only such information furnished by the Initial Purchasers consists of the following information furnished on behalf of the Initial Purchasers and set forth under the caption “Plan of Distribution” in the Final Offering Memorandum: the statements set forth in the third paragraph, the second sentence in the eighth paragraph and the first sentence of the tenth paragraph.

(c)           Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Initial Purchasers, their respective affiliates, directors and officers and any control persons of the Initial Purchasers shall be designated in writing by the Representative; any such separate firm for the Vital Parties, their respective directors, officers and any control persons of the Vital Parties shall be designated in writing by the Vital Parties. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Vital Parties, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Vital Parties, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Vital Parties, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Vital Parties from the sale of the Securities and the total discount received by the Initial Purchasers in connection therewith bear to the aggregate offering price of the Securities. The relative fault of the Vital Parties, on the one hand, and the Initial Purchasers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Vital Parties or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability. The Vital Parties and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A.

(f)            Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

Section 8.          Termination of this Agreement. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Vital Parties, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Vital Parties shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in securities settlement or clearance services in the United States shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Final Offering Memorandum.

Section 9.          Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Vital Parties, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Vital Parties or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 10.        Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative at BofA Securities, Inc., 114 W 47th St., 7th Floor, NY8-114-07-01, New York, New York 10036, E-mail: BofA_HY_Legal_Notices@bofa.com, Attention: High Yield Legal Department. Notices to the Vital Parties shall be given to the Company at 521 E. Second Street, Suite 1000, Tulsa, Oklahoma 74120, Attention: Bryan J. Lemmerman.

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

Section 11.        Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 7 and their respective successors, and no other person will have any right or obligation hereunder.

Section 12.       Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Representative.

Section 13.        Effectiveness of the Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 14.        Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 15.        Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

Section 16.        Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Vital Parties for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 5 and 7 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Vital Parties shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

Section 17.        No Advisory or Fiduciary Responsibility. Each of the Vital Parties acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Vital Parties, on the one hand, and the several Initial Purchasers, on the other hand, and the Vital Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Vital Parties or their respective Affiliates, equityholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Vital Parties with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Vital Parties on other matters) or any other obligation to the Vital Parties except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Vital Parties, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Vital Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Vital Parties and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Vital Parties hereby waive and release, to the fullest extent permitted by law, any claims that Vital Parties may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

Section 18.        PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Vital Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

Section 19.           Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 20.        Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

Section 21.        Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 22.        General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Vital Parties the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

[Signature page follows]

Very truly yours,

Vital Energy, Inc.

By:	/s/ Bryan Lemmerman
	Name:	Bryan Lemmerman
	Title:	Executive Vice President and Chief Financial Officer

Vital Midstream Services, LLC

By:	/s/ Bryan Lemmerman
	Name:	Bryan Lemmerman
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to the Purchase Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BofA Securities, Inc.

for itself and on behalf of the several
Initial Purchasers named in Schedule A hereto

By:	/s/ Justin Howe
Name: Justin Howe
Title: Managing Director

Signature Page to the Purchase Agreement

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Notes to be Purchased
BofA Securities, Inc.	$200,000,000
Wells Fargo Securities, LLC	$144,000,000
Citigroup Global Markets Inc.	$72,000,000
PNC Capital Markets LLC	$72,000,000
Truist Securities, Inc.	$54,000,000
Mizuho Securities USA LLC	$54,000,000
KeyBanc Capital Markets Inc.	$54,000,000
U.S. Bancorp Investments, Inc.	$54,000,000
Capital One Securities, Inc.	$54,000,000
BOK Financial Securities, Inc.	$14,000,000
Zions Direct, Inc.	$14,000,000
Comerica Securities, Inc.	$14,000,000
Total	$800,000,000

SCHEDULE B

Subsidiaries and Other Entities of the Company

Wholly Owned Subsidiaries

Vital Midstream Services, LLC

ANNEX B

Pricing Term Sheet

Vital Energy, Inc.

$800,000,000 7.875% Senior Notes due 2032

This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum dated March 14, 2024 (the “Preliminary Offering Memorandum”) of Vital Energy, Inc. The information in this Pricing Term Sheet supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Terms used herein and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The Notes may be offered only in transactions that are exempt from registration under the Securities Act and applicable state securities laws. Accordingly, the Notes are being offered only to (1) persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	Vital Energy, Inc.

Guarantors:	The notes will be fully and unconditionally guaranteed on a senior unsecured basis by the guarantor and may in the future be guaranteed by certain of our future restricted subsidiaries.

Ratings (Moody’s / S&P)*:	B2 / B

Security Type:	Senior Unsecured Notes

Form:	Rule 144A/Regulation S for life

Pricing (Trade) Date:	March 14, 2024

Settlement Date:

March 28, 2024

We expect that delivery of the notes will be made to investors on or about March 28, 2024, which will be the tenth business day following the date hereof (such settlement being referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Net Proceeds (after deducting initial purchaser discounts and estimated offering expenses):	$786,000,000

Principal Amount:	$800,000,000 (increased from $575,000,000)

Annex B-1

Use of Proceeds:	We intend to use the net proceeds from this offering, together with existing corporate liquidity, to fund the repurchase of up to $475.0 million of our 10.125% senior notes due 2028 and up to $75.0 million of our 9.750% senior notes due 2030 in cash tender offers, to pay fees and expenses incurred in connection therewith, to repay borrowings outstanding under our senior secured credit facility and/or to fund other debt repurchases.

Maturity Date:	April 15, 2032

Interest Payment Dates:	April 15 and October 15, commencing October 15, 2024

Record Dates:	April 1 and October 1

Coupon:	7.875%

Issue Price:	100%, plus accrued interest, if any, from March 28, 2024

Optional Redemption:	Prior to April 15, 2027, make-whole call at T+50 bps then at the following redemption prices (expressed as a percentage) of principal plus accrued and unpaid interest:

On or after:	Price:

April 15, 2027	103.938%

April 15, 2028	101.969%

April 15, 2029 and thereafter	100.000%

Equity Clawback:	Prior to April 15, 2027, up to 35% at 107.875% of principal plus accrued and unpaid interest.

Change of Control:	Put at 101.000% of principal plus accrued and unpaid interest.

Distribution:	144A/Regulation S as set forth in the Preliminary Offering Memorandum

CUSIP Numbers:	Rule 144A: 516806 AK2 Regulation S: U92272 AA8
ISIN Numbers:	Rule 144A: US516806AK23 Regulation S: USU92272AA82

*****

Active Joint Book-Running Managers:	BofA Securities, Inc. Wells Fargo Securities, LLC Citigroup Global Markets Inc. PNC Capital Markets LLC

Joint Book-Running Managers:	Truist Securities, Inc. Mizuho Securities USA LLC KeyBanc Capital Markets Inc. U.S. Bancorp Investments, Inc. Capital One Securities, Inc.

Co-Managers:	BOK Financial Securities, Inc. Zions Direct, Inc. Comerica Securities, Inc.

Annex B-2

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Changes from the Preliminary Offering Memorandum

Summary Financial Data—Non-GAAP financial measures and reconciliations—Consolidated EBITDAX

In addition to the pricing information set forth above, the Consolidated EBITDAX reconciliation table on page 8 of the Preliminary Offering Memorandum shall be amended as follows (with deletions marked as ~~Strikethrough~~ and additions in bold underlined), replacing the number in the Transactions adjustments (Senior Secured Credit Facility covenant calculation) row in the Pro Forma Year ended December 31, 2023 column of “~~33,825~~” with “59,566” and replacing the number in the Consolidated EBITDAX (Senior Secured Credit Facility covenant calculation) row in the Pro Forma Year ended December 31, 2023 column of “~~1,441,9226~~” with “1,467,667”.

This communication is confidential and is intended for the sole use of the person to whom it is provided by the sender. The information in this Pricing Term Sheet is not a complete description of the Notes or the offering.

The offer and sale of the Notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the Notes cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the Notes only to (i) persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act, or (ii) non-U.S. persons outside the United States in reliance upon Regulation S under the Securities Act. The Notes are not transferable except in accordance with the restrictions described in the Preliminary Offering Memorandum under the caption “Transfer Restrictions.”

You should rely only on the information contained or incorporated by reference in the Preliminary Offering Memorandum, as supplemented by this Pricing Term Sheet, in making an investment decision with respect to the Notes.

Neither this Pricing Term Sheet nor the Preliminary Offering Memorandum constitutes an offer to sell or a solicitation of an offer to buy any Notes in any jurisdiction where it is unlawful to do so, where the person making the offer is not qualified to do so or to any person who cannot legally be offered the Notes.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Annex B-3